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                                                                   EXHIBIT 10.28



                               WEBVAN GROUP, INC.

                              EMPLOYMENT AGREEMENT


        This Employment Agreement (the "Agreement") is entered into as of June 15, 2000 by and between Webvan Group, Inc. (the "Company"), and COR KARAFFA (the "Employee").


                                    RECITALS

        WHEREAS, the Company is considering entering an agreement whereby HomeGrocer.com, Inc. ("HomeGrocer") will be merged into Merger Sub, an existing wholly-owned subsidiary of the Company pursuant to the Merger Agreement (the transaction effected by the Merger Agreement shall be referred to as the "Merger");

        WHEREAS, Employee is currently employed by HomeGrocer and has been granted options (the "HomeGrocer Options") to purchase shares of HomeGrocer's common stock under HomeGrocer's 1997 Stock Incentive Compensation Plan (the "1997 HomeGrocer Plan") and/or HomeGrocer's 1999 Stock Incentive Compensation Plan (the "1999 HomeGrocer Plan", and, collectively, the "HomeGrocer Plans") which such HomeGrocer Options are to be assumed by the Company in connection with the Merger and pursuant to the Merger Agreement; and

        WHEREAS, the Company wishes to retain the services of Employee following the Merger, and Employee wishes to be employed by the Company following the Merger, on the terms and subject to the conditions set forth in this Agreement;

        NOW THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Employee set forth below, the Company and Employee agree as follows:

        1. Duties and Scope of Employment. As of the Effective Time, Employee will continue to serve as SVP OPERATIONS of the Company, reporting to the Company's Chief Executive Officer ("CEO") and assuming and discharging such responsibilities as are commensurate with Employee's position. Employee will perform Employee's duties faithfully and to the best of Employee's ability and Employee will devote Employee's full business efforts and time to the performance of Employee's duties hereunder.

        2. At-Will Employment. The parties agree that Employee's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or with or without notice. Employee understands and agrees that neither Employee's job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Employee's employment with the Company.



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        3. Compensation.

           (a) Base Salary. For all services to be rendered by Employee pursuant to this Agreement, Employee shall receive an annual salary of $300,000 (the "Base Salary"), payable in accordance with the Company's normal payroll practices. The Company shall review employee's salary during the normal salary administration cycle for possible raises in light of Employee's performance of his or her duties.

           (b) Sign On Bonus. The Company shall pay Employee a sign on bonus of $175,000 (the "Sign-On Bonus"). Forty percent of the Sign-On Bonus (less all applicable withholding taxes) shall be paid within thirty (30) days following the Effective Time. If Employee remains continuously employed by the Company (or any parent or subsidiary of the Company) for a period of six (6) months after the Effective Time, then Employee shall receive a lump sum payment (less all applicable withholding taxes) of the remaining sixty percent (60%) of the Sign-On Bonus. Should Employee voluntarily terminate from the Company or should the Company terminate the Employee for Cause (as herein defined) within one year from the Effective Date; then the Employee agrees to reimburse the Company the entire amount of the aforementioned Sign On Bonus.

           (c) Stock Option. At the first meeting of the Board subsequent to the Effective Time, Employee shall be granted a stock option, which will be, to the extent possible under the $100,000 rule of Section 422(d) of the Internal Revenue Code, as amended (the "Code") an "incentive stock option" (as defined in Section 422 of the Code), to purchase 250,000 shares of the Company's Common Stock at an exercise price equal to the fair market value on the date of grant (the " New Option"). Subject to the accelerated vesting provisions set forth herein, the Option will vest as to 25% of the shares subject to the Option one year after the date of grant, and as to 1/16th of the shares subject to the Option each calendar quarter thereafter on the same day of the month as the grant date, so that the Option will be fully vested and exercisable four (4) years from the date of grant, subject to Employee's continued employment with the Company (or any parent or subsidiary of the Company) on the relevant vesting dates. The Option will be subject to the terms, definitions and provisions of the Company's 1997 Stock Plan (the "Plan") and standard form of option agreement by and between Employee and the Company (the "Option Agreement"), both of which documents are hereby incorporated by reference.

        4. Waiver of Acceleration Provisions. Employee hereby waives the provisions of Section 11.2(c) of the 1997 HomeGrocer Plan and Section _____ of the 1999 HomeGrocer Plan with respect to the HomeGrocer Options and any other acceleration of vesting provided for in any stock option agreements between Employee and HomeGrocer that are to be assumed in connection with and pursuant to the Merger Agreement. The HomeGrocer Options shall in all other respects be subject to the terms and conditions of this Agreement, the Merger Agreement, the HomeGrocer Plan and the option agreement originally executed by Employee and the HomeGrocer (the "HomeGrocer Option Agreement"), all of which documents are hereby incorporated by reference.

        5. Employee Benefits. Employee shall be entitled to participate in the employee benefit plans and programs of the Company, if any, on the same terms and conditions as other similarly-situated employees to the extent that Employee's position, tenure, salary, age, health and other qualifications make Employee eligible to participate in such plans or programs, subject to the rules



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and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

        6. Expenses. The Company will reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

        7. Severance.

           (a) Involuntary Termination. If within eighteen (18) months of the Effective Time (i) Employee terminates Employee's employment with the Company (or any parent or subsidiary of the Company) for "Good Reason" (as defined herein) or (ii) the Company (or any parent or subsidiary of the Company) terminates Employee's employment for other than "Cause" (as defined herein), and Employee signs and does not revoke a standard release of claims with the Company in a form acceptable to the Company, then, subject to Employee's compliance with the provisions of Section 9, (i) Employee shall receive severance pay (less applicable withholding taxes) for a period of twelve (12) months from the date of such termination equal to the pro-rata portion of Employee's Base Salary (as then in effect) for such period of time, to be paid periodically in accordance with the Company's normal payroll policies, and (ii) the New Option and HomeGrocer Options (the New Option and the HomeGrocer Options shall collectively be referred to as the "Options") shall vest as to an additional 50% of the shares subject to such Options (that is, in addition to the shares subject to such Options which have vested and are exercisable as of the date of such termination), but in no event shall the shares which so vest exceed the total number of shares subject to such Options.

           (b) Voluntary Termination; Termination for Cause. If Employee's employment with the Company terminates (i) voluntarily by Employee or (ii) for Cause by the Company, then Employee shall not be entitled to receive severance or other benefits hereunder.

        8. Definitions.

           (a) Cause. For purposes of this Agreement, "Cause" is defined as Employee's dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board, which such determinations shall be conclusive and binding on the parties hereto.

           (b) Good Reason. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following events or conditions after the Effective Time and the failure of the Company (or any parent or subsidiary of the Company which may be employing Employee at such time) to cure such event or condition within thirty (30) days after the receipt of written notice by Employee:

                    (i) A change in Employee's status, title, position or responsibilities that represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment of Employee of any duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities; or any removal of



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Employee from or failure to reappoint or reelect Employee to any such positions, except in connection with the termination of Employee's employment for Cause, for disability or as the result of Employee's death, or by Employee for other than Good Reason;

                    (ii) A reduction in Employee's Base Salary;

                    (iii) The Company (or any parent or subsidiary of the Company employing Employee) requiring Employee (without Employee's consent) to be based at any place outside a thirty-five (35) mile radius of Employee's place of employment, except for reasonably required travel requirements;

                    (iv) The Company's failure to (A) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which Employee participates (immediately after the Effective Time), or (B) provide Employee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice to employees of similar rank and position in the Company; or

                    (v) Any material breach by the Company of its obligations to Employee under this Agreement.

           (c) Merger Agreement. For purposes of this Agreement, "Merger Agreement" shall mean the Agreement and Plan of Reorganization by and among Webvan Gorup, Inc., Merger Sub and Home Grocer dated June 15, 2000.

        9. Conditional Nature of Severance Payments.

           (a) Noncompete. Employee acknowledges that the nature of the Company's business is such that if Employee were to become employed by, or substantially involved in, the business of a competitor of the Company during the twelve (12) month period following the termination of Employee's employment with the Company, it would be very difficult for Employee not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Employee agrees and acknowledges that Employee's right to receive the severance payments set forth in Section 7 (to the extent Employee is otherwise entitled to such payments) shall be conditioned upon Employee not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

           (b) Non-Solicitation. Until the date one (1) year after the termination of Employee's employment with the Company for any reason, Employee agrees and acknowledges that Employee's right to receive the severance payments set forth in Section 7 (to the extent Employee is otherwise entitled to such payments) shall be conditioned upon Employee not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Employee or for any other entity or person.



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            (c) Understanding of Covenants. Employee represents that Employee
(i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of Employee's obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

        10. Confidential Information. If Employee has not previously done so, Employee agrees to enter into the Employee Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement"), which document is hereby incorporated by reference, as a condition of employment hereunder.

        11. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Employee's right to compensation or other benefits will be null and void.

        12. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

               If to the Company:

               Webvan Group, Inc.
               310 Lakeside Drive
               Foster City, CA 94404
               Attn: TERRY BEAN, SR. VP  HUMAN RESOURCES


               If to Employee:

               at the last residential address known by the Company.

        13. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.



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        14. Arbitration.

            (a) Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in KING COUNTY, WASHINGTON in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

            (b) The arbitrator(s) will apply Washington law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Employee hereby consents to the personal jurisdiction of the state and federal courts located in Washington for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

        15. Integration. This Agreement, together with the Plan, the Option Agreement, the Merger Agreement, the 1997 HomeGrocer Plan, the 1999 HomeGrocer Plan, the HomeGrocer Option Agreements and the Confidential Information Agreement represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        16. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

        17. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

        18. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.



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        19. Governing Law. This Agreement will be governed by the laws of the
State of Washington (with the exception of its conflict of laws provisions).

        20. Acknowledgment. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

        21. Contingency of Agreement upon Merger. This Agreement shall be null and void and have no effect unless the Merger is consummated.

        22. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.



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        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



WEBVAN GROUP, INC.


By: /s/ F. TERRY BEAN                              Date: 6/15/00
   ---------------------------------                    ------------------

Title: Senior Vice President,
       Human Resources



EMPLOYEE

By: /s/ CORWIN KARAFFA                             Date: 6/15/00
   ---------------------------------                    ------------------
   COR KARAFFA